UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2016

Medical Properties Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32559	20-0191742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Urban Center Drive, Suite 501, Birmingham, AL 35242

(Address of principal executive offices) (Zip code)

(205) 969-3755

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 18, 2016, Medical Properties Trust, Inc., a Maryland corporation (the “Company”), filed with the Securities and Exchange Commission a prospectus supplement to the prospectus included in the Company’s shelf registration statement on Form S-3 (File No. 333-208813), relating to the resale from time to time by the selling stockholders named therein of an aggregate of 10,344,828 shares of the Company’s common stock, par value $0.001 per share. The shares were issued to the selling stockholders in a private placement on October 7, 2016, in connection with the Company’s acquisition of a portfolio of hospitals operated by Steward Health Care System LLC. The registration of the shares covered by the prospectus supplement satisfies certain contractual obligations and does not necessarily mean that the selling stockholders will sell or offer to sell any of the shares. The Company will not receive any proceeds from the sale of shares by the selling stockholders.

In connection with the filing of the prospectus supplement, the Company is filing opinions of its counsel as Exhibits 5.1 and 8.1 hereto, which exhibits are incorporated herein by reference and into the registration statement and the prospectus supplement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

Date: November 18, 2016	By:	/s/ R. Steven Hammer
	Name:	R. Steven Hammer
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)